N-SAR Exhibit: Sub-item 77D(g)
Legg Mason Partners Equity Trust
ClearBridge Energy MLP & Infrastructure
Fund

Item 77D(g) :Terms of new or amended
securities

In response to Sub-Items 77D(g), the Registrant incorporates by reference the supplement to the fund's prospectus as filed with the Securities and Exchange Commission pursuant to Rule
497 of the Securities Act of 1933 on July 31,
2015 (Accession No. 0001193125-15-272132).
The  Registrant  also incorporates by reference
Post-Effective Amendment No. 326 to Form N-
1A filed on February 19, 2015 pursuant to Rule
485(b) of the Securities Act of 1933 (Accession
No. 0001193125-15-054306).